                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                 (as permitted by Rule 14a-6(e)(2))
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                                      HRPT PROPERTIES TRUST
      -----------------------------------------------------------------------
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           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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

                             HRPT PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2001

To the Shareholders of HRPT Properties Trust:

    Notice is hereby given that the Annual Meeting of Shareholders of HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:30 A.M. on Tuesday, May 8, 2001, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

    1.  To elect one Trustee in Group III of the Company's Board of Trustees.

    2. To consider and act upon such other matters as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on March 26, 2001, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Trustees,
                                          JOHN C. POPEO, SECRETARY

April 6, 2001

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                             HRPT PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 8, 2001

                              -------------------

                                  INTRODUCTION

    A Notice of the Annual Meeting of Shareholders (the "Meeting") of HRPT Properties Trust, a Maryland real estate investment trust (referred to as "we", "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 6, 2001, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2000, (including our audited financial statements).

    Only shareholders of record as of the close of business on March 26, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 130,965,147 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

    All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of our Board's nominee. To be elected, our Board's nominee must receive the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of the nominee for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

ITEM 1.  ELECTION OF TRUSTEE IN GROUP III OF THE BOARD OF TRUSTEES.

    The number of our Trustees is currently fixed at five, and our Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

    Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), our Amended and Restated Bylaws, as amended (the "Bylaws"), and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

    Three of our Trustees, Patrick F. Donelan, Reverend Justinian Manning, C.P. and Frederick N. Zeytoonjian are our "Independent Trustees" within the meaning of our Declaration of Trust; that is, Trustees who are not otherwise affiliated with us, REIT Management & Research, Inc. ("RMR"), which is our investment advisor, or any other person or entity that holds in excess of 8.5% of our issued and outstanding Common Shares.

    The Independent Trustees comprise the Audit Committee of our Board of Trustees. The Audit Committee evaluates and makes recommendations to our Board as to the selection of our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and auditors. The Audit Committee operates under a written charter adopted by our Board, a copy of which is included as Appendix A to this proxy statement. We do not have a Compensation Committee or Nominating Committee.

    During 2000, our Board of Trustees held five meetings and the Audit Committee of our Board of Trustees held three meetings. During 2000, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member held during the period for which he was a Trustee.

    Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting of our Board or any Board Committee attended. Only one $500 fee is paid if a Board meeting and Board Committee meeting are held on the same date. The Chair of the Audit Committee receives an additional $2,000 annually; this position rotates periodically among the Independent Trustees. Each Independent Trustee also automatically receives an annual grant of 500 Common Shares under our 1992 Incentive Share Award Plan (the "Plan"). We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees.

    The present Trustee in Group III is Patrick F. Donelan. The term of the Group III Trustee elected at the Meeting will expire at our 2004 Annual Meeting of Shareholders. To be elected, the nominee for Trustee must receive the vote of a majority of our Common Shares then issued and outstanding. Our Board of Trustees has proposed Mr. Donelan for re-election as the Group III Trustee. The persons named in the enclosed proxy intend to vote the proxy for the election of Mr. Donelan, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. Messrs. Portnoy and Martin, who have voting control over 2,250,296 Common Shares (approximately 1.7% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of Mr. Donelan as the Group III Trustee.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF PATRICK F. DONELAN AS THE GROUP III TRUSTEE.

    The following is the recent principal occupations and the age as of the Record Date of Mr. Donelan:

                       NOMINEE FOR TERM EXPIRING IN 2004

PATRICK F. DONELAN, AGE: 58

    Mr. Donelan has been a Director of Dresdner Kleinwort Capital since 1999 and became a Managing Director in 2001. From 1996 to 2001, he was an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York-based banking institution which is a subsidiary of Dresdner Bank AG of Germany. Prior to 1996, Mr. Donelan was Chairman of Kleinwort Benson North America, Inc., a subsidiary of Kleinwort Benson Ltd. of England, which was acquired by Dresdner Bank AG in 1995. Mr. Donelan was elected to our Board of Trustees in 1998.

    In addition to Mr. Donelan, the following persons currently serve on our Board of Trustees or as executive officers of our Company. The following is information concerning those individuals, including their recent employment, positions with us, other directorships and age as of the Record Date:

                              CONTINUING TRUSTEES

REVEREND JUSTINIAN MANNING, C.P., AGE: 74

    Reverend Manning has been one of our Trustees since our organization in 1986. Reverend Manning has been, since September 1990, the pastor of St. Gabriel's parish in Brighton, Massachusetts. He is also on the Board of Directors of Charlesview, a low and moderate income housing program. He is past Treasurer and a former Director of St. Paul's Benevolent, Educational and Missionary Institute, a New Jersey corporation, which oversees foundations in Massachusetts, Connecticut, New York, Pennsylvania, Maryland and Florida and the Institute's Overseas Missions. He was formerly on the Board of Directors of St. Paul's Monastery Manor, a congregate housing facility in Pittsburgh, Pennsylvania. He belonged to the Provincial Council of the Passionist Provincialate and is the former Director of Consolidation for the Community. Reverend Manning is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

GERARD M. MARTIN, AGE: 66

    Mr. Martin is one of our Managing Trustees and has been since we began business in 1986. Mr. Martin is also a Managing Trustee of Hospitality Properties Trust ("HPT"), a New York Stock Exchange ("NYSE") listed real estate investment trust ("REIT") which owns hotels, and a Managing Trustee of Senior Housing Properties Trust ("SNH"), a NYSE listed REIT which owns nursing homes and senior housing properties. He has served in these capacities for HPT and SNH since they began business in 1995 and 1999, respectively. Mr. Martin is a Director and 50% owner of RMR, our investment advisor and property manager, and of Garage Management, Inc. ("GMI"), a company that provides parking services at one of our properties. He is also a Director and 50% owner of Advisors Nursing Home Group, Inc. ("Advisors") and Advisors Nursing Home Group I, Inc.
("Advisors I"), and a Director and one-third owner of Advisors Nursing Home Group II, Inc. ("Advisors II") and Advisors Nursing Home Group III, Inc. ("Advisors III"). These four Advisors Group companies formerly leased 15 nursing homes from us. From 1994 through July 1996, Mr. Martin was a Director of Horizon Healthcare Corporation ("HHC"), a NYSE listed health care services company.
Mr. Martin is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

BARRY M. PORTNOY, AGE: 55

    Mr. Portnoy is one of our Managing Trustees and has been since we began business in 1986. He is also a Managing Trustee of HPT and SNH and has been since they began business in 1995 and 1999, respectively. He is also a Director and 50% owner of RMR, GMI, Advisors and Advisors I, and a Director and one-third owner of Advisors II and Advisors III. He was a Director of HHC from 1994 through July 1996. From 1978 through March 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel, and was Chairman of that firm from 1994 through March 1997. Mr. Portnoy is a Group I Trustee and will serve until our 2002 Annual Meeting of Shareholders.

FREDERICK N. ZEYTOONJIAN, AGE: 65

    Mr. Zeytoonjian's principal occupation is, and for the last five years has been, as the founder, Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States. Mr. Zeytoonjian has been one of our Trustees since
December 1999. Mr. Zeytoonjian is a Group I Trustee and will serve until our 2002 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

JOHN A. MANNIX, AGE: 45

    Mr. Mannix has been our President and Chief Operating Officer since
October 1999. From May 1998 until October 1999 he was our Executive Vice President. Mr. Mannix has served in various capacities with RMR and its affiliates since 1989. Prior to 1989, Mr. Mannix was employed by Grubb & Ellis, a national real estate brokerage and service firm. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board's Real Estate Finance Association.

JOHN C. POPEO, AGE: 40

    John C. Popeo became our Treasurer, Chief Financial Officer and Secretary in October 1999. He has served as the Treasurer of RMR since November 1997. From 1996 to 1997, Mr. Popeo was a Vice President and the Controller of The Beacon Companies. Prior to 1996, Mr. Popeo was a Vice President and Controller of First Winthrop Corp. Mr. Popeo is a Certified Public Accountant.

DAVID M. LEPORE, AGE: 40

    David M. Lepore has been one of our Senior Vice Presidents since May 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore has been employed in various capacities by RMR and its affiliates since 1992. Prior to 1992, he was employed by The Beacon Companies. Mr. Lepore is a member of the Building Owners and Managers Association and is a Certified Real Property Administrator.

JENNIFER B. CLARK, AGE: 39

    Jennifer B. Clark became one of our Senior Vice Presidents in
December 1999. She joined RMR in July of that year. Ms. Clark is primarily responsible for leasing our office properties and tenant relations. Ms. Clark is an attorney and, from October 1994 through July 1999, was a partner of Sullivan & Worcester LLP, our counsel.

    There are no family relationships among any of our Trustees or executive officers. Executive officers serve at the discretion of our Board of Trustees.

                               OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2000 are described in "Certain Relationships and Related Party Transactions."

    Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Mannix, Popeo and Lepore and Ms. Clark in connection with their services to RMR and to us. The following table provides summary long-term compensation information for restricted share awards made for the past three years to our executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        RESTRICTED
                                                                                          SHARE
                NAME AND PRINCIPAL POSITION                             YEAR            AWARDS(1)
                ---------------------------                           --------          ----------
John A. Mannix..............................................            2000              $19,875
  President and Chief Operating Officer                                 1999              $18,672
                                                                        1998              $23,281

John C. Popeo...............................................            2000              $13,250
  Treasurer, Chief Financial Officer and Secretary                      1999              $18,672
                                                                        1998              $23,281

David M. Lepore.............................................            2000              $ 6,625
  Senior Vice President                                                 1999              $18,672
                                                                        1998              $23,281

Jennifer B. Clark...........................................            2000              $ 6,625
  Senior Vice President

------------------------

(1) All incentive share awards provide that one-third of each award vests immediately upon grant and one third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform duties for us or ceases to be an officer or employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by us for nominal consideration. At December 31, 2000, an aggregate of 6,500, 4,500, 4,500 and 1,000 Common Shares granted as incentive share awards under the Plan to Messrs. Mannix, Popeo and Lepore and Ms. Clark, respectively, had a value of $49,156, $34,031, $34,031 and $7,563, respectively, based upon a $7.5625 per share closing price for the Common Shares on the New York Stock Exchange on that date. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the year shown, including shares which have vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the dates of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We do not have a standing Compensation Committee; rather a committee comprised of our Independent Trustees (Reverend Manning and Messrs. Donelan and Zeytoonjian) makes recommendations for grants of Common Shares under the Plan and these recommendations are acted upon by our full Board of Trustees. Relationships between the Company and certain Trustees are described under "Certain Relationships and Related Party Transactions."

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

    The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment on December 31, 1995) for the past five years as compared with (a) the National Association of Real Estate Investment
Trust, Inc.'s (NAREIT) index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq

National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record date. In addition, the SNH shares distributed to our shareholders are assumed sold on October 8, 1999, and immediately reinvested in our Common Shares. SNH was our wholly owned subsidiary before we distributed a majority of SNH's common shares to our shareholders of record on October 8, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            HRP    NAREIT   S&P 500 INDEX
12/31/95  $100.00  $100.00        $100.00
12/31/96  $127.14  $135.75        $122.68
12/31/97  $142.08  $161.35        $163.29
12/31/98  $109.84  $130.99        $209.57
12/31/99   $95.83  $122.50        $253.34
12/31/00   $91.60  $154.21        $230.46

EXECUTIVE COMPENSATION REPORT

    We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between us and RMR. In granting incentive share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to our executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares which may encourage recipients of share awards to remain with us and RMR.

    In 2000, Mr. Mannix, our President and Chief Operating Officer, received a grant of 3,000 Common Shares under the Plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest on each of the first and second anniversaries after the date of the grant. In 2000, Mr. Popeo, our Treasurer, Chief Financial Officer and Secretary, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant and 667 of which will vest on each of the first and second anniversaries after the date of the grant. In 2000, Mr. Lepore and Ms. Clark, our Senior Vice Presidents, each received a grant of 1,000 Common Shares under the Plan, 334 of which vested immediately upon grant and 333 of which will vest on each of the first and second anniversaries after the date of grant. The determination of the number of Common Shares granted to these individuals was based on the number of Common Shares previously granted our officers, the fair market value of the Common Shares granted, and the Trustees' opinion as to the value of the services to us performed by these officers.

                                          BOARD OF TRUSTEES
                                          Patrick F. Donelan
                                          Reverend Justinian Manning, C.P.
                                          Gerard M. Martin
                                          Barry M. Portnoy
                                          Frederick N. Zeytoonjian

AUDIT COMMITTEE REPORT

    Our Audit Committee is comprised of three Trustees. None of these Trustees are officers of the Company. We believe all members of our Audit Committee are independent. One Audit Committee member, Mr. Donelan, is an executive officer of a company with which we have a business relationship. Our Board of Trustees has determined that this relationship does not interfere with his exercise of independent judgment as a Trustee and as a member of the Audit Committee. The Board of Trustees has adopted a written charter for the Audit Committee, which is included as an appendix to this Proxy Statement.

    In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, (iv) discussed with the auditors their independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

    Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Frederick N. Zeytoonjian, Chairman
                                          Patrick F. Donelan
                                          Reverend Justinian Manning, C.P.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares, and by each of our Trustees and executive officers, individually and as a group, as of the Record Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

                                                                            BENEFICIAL OWNERSHIP
                                                                       -------------------------------
                                                                        NUMBER
                          NAME                                         OF SHARES              PERCENT
                          ----                                         ---------              --------
BENEFICIAL OWNERS OF MORE THAN 5% OF OUR COMMON SHARES
Warren E. Buffett(1).....................................              7,474,300                5.7%

TRUSTEES AND EXECUTIVE OFFICERS(2)
Jennifer B. Clark(3).....................................                  1,000                  *
Patrick F. Donelan(4)....................................                  1,500                  *
David M. Lepore(3).......................................                  4,500                  *
Rev. Justinian Manning, C.P.(4)..........................                  4,500                  *
John A. Mannix(3)........................................                  7,854                  *
Gerard M. Martin(5)......................................              1,625,148                1.2%
John C. Popeo(3).........................................                  4,500                  *
Barry M. Portnoy(5)......................................              1,625,148                1.2%
Frederick N. Zeytoonjian(4)..............................                  1,000                  *
All Trustees and Executive Officers as a group
  (nine persons)(3)(4)...................................              2,275,150                1.7%
Total....................................................              9,749,450                7.4%

------------------------

* Less than 1%.

 (1) Mr. Buffett's address is 1440 Kiewit Plaza, Omaha, NE 68131.

 (2) The address of each of our Trustees and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

 (3) Includes the following shares granted under our Plan which have not vested:
     Ms. Clark, 666 shares; Mr. Lepore, 1,082 shares; Mr. Mannix, 2,416 shares; and Mr. Popeo, 1,750 shares.

 (4) Each of our Independent Trustees receives an annual grant of 500 Common Shares as part of his annual compensation.

 (5) Mr. Portnoy is the sole shareholder of a corporation which owns 625,148 Common Shares. Mr. Martin is the sole shareholder of a separate corporation which owns 625,148 Common Shares. SNH, of which Messrs. Portnoy and Martin are Managing Trustees, owns 1,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, Messrs. Portnoy and Martin disclaim beneficial ownership of SNH's 1,000,000 Common Shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    We have entered into an agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is owned by our Managing Trustees,

Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of our Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee, equal to 15% of the increase in funds from operations from the prior year on a fully diluted basis, but no more than $.01 per fully diluted Common Share outstanding. All incentive fees earned by RMR are paid in Common Shares. The base advisory fee paid to RMR for fiscal year 2000 was $13.76 million. No incentive fee was paid for the year 2000.

    We are also a party to property management agreements with RMR (collectively, the "Property Management Agreement") under which RMR provides property management services for our office buildings. Fees paid to RMR under the Property Management Agreement are based on a formula, generally 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee. RMR does not receive any acquisition, disposition, financing or leasing fees or commissions from us. We are also party to a parking management agreement (the "Parking Management Agreement") with GMI, pursuant to which GMI provides parking management services for a garage associated with one of our properties. GMI is owned by Messrs. Martin and Portnoy. Under the Parking Management Agreement, GMI earns a fee of 3% of gross monthly parking receipts. Total management fees paid to RMR and GMI for 2000 were $11.42 million and $16,200, respectively. During 2000, RMR paid to us rents of $266,000 for office space.

    Messrs. Martin and Portnoy are principal shareholders of Advisors, Advisors I, Advisors II and Advisors III (collectively, the "Advisors Group Companies"). During 1999, we leased 15 nursing homes to the Advisors Group Companies, and during that year we and certain of the Advisors Group Companies sold 12 of the nursing homes to an unaffiliated party for approximately $74.6 million. We retained all of these proceeds pending satisfaction of certain post closing conditions and an allocation of the net proceeds among the assets sold. Based on an accounting of the assets and proceeds undertaken by our Independent Trustees with the assistance of counsel and of our auditors, it was determined that $8.8 million of the sales proceeds is allocable to the Advisors Group Companies, and this amount, plus accrued interest, will be paid in 2001. The three remaining senior housing properties leased to one of the Advisors Group Companies were transferred to SNH as a part of the Spin-Off described below.

    Messrs. Martin and Portnoy each have material interests in the transactions between us and each of the Advisors Group Companies, RMR and GMI. All business transactions between us, on the one hand, and RMR, GMI, and the Advisors Group Companies, on the other hand, have been approved by our Independent Trustees.

    Mr. Donelan has been a Director of Dresdner Kleinwort Capital since 1999, and became a Managing Director in 2001. From 1996 to 2001, he was an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York-based banking institution which is a subsidiary of Dresdner Bank AG of Germany. Dresdner Kleinwort Benson North America LLC is the agent and a lender under our $500 million revolving bank credit facility. We use the facility for interim acquisition funding and for working capital borrowings. The facility provides for interest on advances at LIBOR plus a spread, as well as for certain alternate interest rates, and the lenders and agents under the facility are entitled to receive certain fees. Our Board of Trustees has determined, as contemplated by New York Stock Exchange Rule 303.01, that our relationship with Dresdner Kleinwort Benson North America LLC does not interfere with
Mr. Donelan's exercise of independent judgment as a Trustee or as a member of our Board's Audit Committee.

    Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, our counsel and counsel to HPT, SNH, RMR, GMI, the Advisors Group Companies and affiliates of each of the foregoing, and during 2000 he received payments from that firm in respect of his retirement.

    On October 12, 1999, we distributed 13.2 million shares of our subsidiary, SNH, to our shareholders of record on October 8, 1999 (the "Spin-Off"). In order to evidence the actions necessary to effect the Spin-Off and to govern relations after the Spin-Off, we entered into a Transaction Agreement with SNH. Pursuant to the terms of the Transaction Agreement, the parties have agreed that so long as (i) we remain a more than 10% shareholder of SNH; (ii) we and SNH engage the same investment advisor; or (iii) we and SNH have one or more common managing trustees; then we will not invest in properties involving senior housing without the prior consent of SNH's independent trustees, and SNH will not invest in office buildings, including medical office buildings or clinical laboratory buildings, without the prior approval of our Independent Trustees. Should an investment involve both senior housing and office components, the character of the investment will be determined by building area, excluding common areas, unless our Board and SNH's Board otherwise agree at the time. These provisions do not apply to any investments held by us at the time of the Spin-Off. Prior to the Spin-Off, we transferred substantially all of our senior housing investments to SNH; however, we retained five mortgage receivables secured by healthcare facilities. During 2000, one of these mortgages with a principal balance due to us of $2.4 million went into default and we foreclosed. After the foreclosure, we sold this property to SNH for its appraised value of $2.3 million. This sale was approved by our Independent Trustees and the independent trustees of SNH. During 2000, four SNH tenants filed for bankruptcy. The rent obligations due SNH from one of these bankrupt tenants was secured, in part, by a pledge of 1,000,000 of our Common Shares. As a result of a settlement approved by SNH's tenant's bankruptcy court, SNH acquired these shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees, executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during 2000, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

                                    AUDITORS

    We are not required to submit the selection of our auditors to a shareholder vote. Since our organization in 1986, our independent auditors have been Ernst & Young LLP or its predecessors. Our Audit Committee recommended and our Board of Trustees has appointed Ernst & Young LLP to continue as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if he desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

    The fees for services provided by Ernst & Young LLP to us in 2000 were as follows:

Audit Fees..................................................  $   119,500
Financial Information Systems Design and Implementation
  Fees......................................................  $         0
All Other Fees..............................................  $   371,233(1)

------------------------

(1) Includes fees associated with securities offerings and subsidiary audits.

                             SHAREHOLDER PROPOSALS

    To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2002 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 7, 2001 and must otherwise satisfy the conditions established by the Securities and Exchange Commission and our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2002 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 7, 2002, and no earlier than December 7, 2001, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

                                 OTHER MATTERS

    At this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                                          By Order of the Board of Trustees
                                          JOHN C. POPEO, SECRETARY

Newton, Massachusetts
April 6, 2001

                                                                      APPENDIX A

                    AUDIT COMMITTEE OF THE BOARD OF TRUSTEES
                                    CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its responsibilities for oversight and monitoring of the Trust's financial reporting process by the Trust's financial management and independent auditors.

    The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee's fulfillment of this function, as well as to facilitate communications between the Board of Trustees, the Trust's management and the Trust's independent auditors on significant accounting judgements, estimates, and policies. Notwithstanding the Audit Committee's role in oversight of the Trust's financial reporting process and financial statements, it is acknowledged that the Trust's management ultimately has responsibility for that process and those financial statements.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more trustees as determined by the Board, each of whom shall be an independent trustee within the meaning of the Trust's declaration of trust and the Rules of the New York Stock Exchange ("NYSE"). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board of Trustees, and vacancies on such committee should be filled as provided in the By-laws. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

    Meetings of the Audit Committee may be called by or at the request of the Chair or by a majority of its members then in office. The person or persons authorized to call meetings may fix any place, either within or without the State of Maryland, as the place for holding any meeting of the Audit Committee called by them. It is expected that the Audit Committee will meet at least twice a year, once in connection with the commencement of each annual audit of the Trust's financial statements and once in connection with the conclusion of such audit.

    Notice of Audit Committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

    Two of the members of the Audit Committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee.

    The Audit Committee shall keep minutes of its proceeding and shall report the same to the Board of Trustees at the next succeeding meeting, in accordance with the Trust's By-laws.

    Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

    Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Audit Committee and such written consent is filed with the minutes of proceedings of such committee.

IV. RESPONSIBILITIES AND DUTIES

    The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter:

DOCUMENTS/REPORTS REVIEW

  1. Review this Charter annually and submit any suggested revisions to the Board of Trustees for consideration.

  2. Review the Trust's annual and quarterly financial statements released to the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3. Discuss the Trust's audited financial statements with representatives of the Trust's management.

INDEPENDENT ACCOUNTANTS

  4. Recommend to the Board of Trustees the selection of the independent accountants, considering, among other things, independence and the fees and other compensation to be paid to the independent accountants.

  5. On an annual basis, obtain a written statement from the independent accountants describing all relationships between the Trust and the independent accountants and review and discuss with the independent accountants all significant relationships the accountants have with the Trust to assist in reviewing the accountants' independence, consistent with the requirements of Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee," a copy of which is included herewith as Exhibit I.

  6. Review the performance of the independent accountants and make recommendations to the Board of Trustees concerning any proposed discharge of the independent accountants.

  7. Periodically consult with the independent accountants out of the presence of management about internal controls and the quality, acceptability, fullness and accuracy of the Trust's financial statements.

FINANCIAL REPORTING PROCESS

  8. Discuss the Trust's audited financial statements with representatives of the Trust's management.

  9. Discuss either in person or by telephone (either as a committee or through the Chair, representing the Audit Committee) with the independent auditors and a representative of the Trust's financial management the matters described in Statement on Audited Standards No. 61, a copy of which is included herewith as Exhibit II, in connection with the financial statements contained in the Trust's periodic filings with the SEC filed with the SEC, including significant adjustments and accounting estimates, significant new accounting policies and disagreements with management. Such discussion shall occur prior to the filing of such reports if required by Statement on Audited Standards No. 71.

 10. Consider and make recommendations to the Board of Trustees concerning major changes to the Trust's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

 11. Discuss, at least annually, with each of management and the independent accountants regarding any significant estimates and judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such estimates and judgments.

 12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

 13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the audited financial statements.

 14. Review any disclosure concerning the Audit Committee or its membership required to be included in the Trust's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC.

REPORTS OF THE AUDIT COMMITTEE

 15. Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or the NYSE.

V.  GENERAL PROVISIONS

    As provided in the By-laws, each member of the Audit Committee shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the Trust's adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

    Each member of the Audit Committee, in his or her capacity as such, shall be entitled to the benefits of the limitations on liability, the indemnifications and the other provisions of Article VII of the Declaration of Trust of the Trust, to the fullest extent permitted by law.

                                                                     HLRCM-PS-01

                              HRPT PROPERTIES TRUST
                 400 Centre Street, Newton, Massachusetts 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints JOHN A. MANNIX, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, on Tuesday, May 8, 2001, at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEE FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.



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PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
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NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
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HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?
----------------------------------- ----- --------------------------------------

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



|X|      PLEASE MARK VOTES
         AS IN THIS EXAMPLE



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HRPT PROPERTIES TRUST    1. Election of Trustee in Group III:   FOR       WITH-
                                                              NOMINEE      HOLD
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                                PATRICK F. DONELAN                | |       | |
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CONTROL NUMBER:

RECORD DATE SHARES:

                    2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.







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Please be sure to sign and date this Proxy.  Date  Mark box at right if an address change or comment has
                                                   been noted on the reverse
                                                   side of this card. | |
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    Shareholder sign here           Co-owner sign here



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